EXHIBIT 10.1

AMENDMENT TO  SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Agreement”) is entered into as of this ___ day of February, 2015, by and between Brisben Water Solutions LLC (the “Purchaser”) and Ecosphere Technologies, Inc. (the “Company”) (collectively, the Purchaser and the Company, are the “Parties”).

WHEREAS, under the Agreement on September 12, 2014 the Purchaser purchased from the Company, and the Company sold to the Purchaser, securities consisting of one Unit of the Company upon the terms and conditions set forth herein.  The Unit consisted of a $1,000,000 convertible note (the “Note”) and 17,391,304 Warrants to purchase common stock of the Company as more particularly described in Section 1 of the Agreement; and

WHEREAS, the Parties wish to amend the Agreement (the “Amendment”) to provide that the Purchaser will lend the Company $250,000 and receive an Amended and Restated Convertible Note (the “Amended Note”) in the principal sum of $1,250,000 and a Warrant to purchase an additional 4,347,826 shares of the Company’s common stock.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

.

Sale and Purchase.  The Company agrees to sell and the Purchaser agrees to purchase one-quarter of a Unit. The Amended Note will mature September 12, 2015, subject to prior conversion, be convertible into common stock at $0.115 per share and pay 10% annual interest (payable in cash upon maturity or conversion).  The Warrants are exercisable for five years at $0.115 per share (subject to adjustment) and permit the holder to exercise on a cashless basis.   Copies of the form of Amended Note and the form of the Warrants are annexed as Exhibits A and B to this Agreement. The Purchaser agrees to deliver the Note to the Company simultaneous with the execution of this Amendment or if that is not practical, as soon as practical.

2.

Purchase Price. The Unit is offered at $250,000 (the “Purchase Price”). The Purchaser shall wire to the Company the Purchase Price.  For the convenience of the Purchaser, the Company’s wire instructions are annexed as Exhibit C to this Agreement.

3.

Concerning the Note; Remedies.

(a)

The Amended Note will be secured by a first lien on the Collateral, and rights to sale proceeds from the FNES Interest, as defined by the Amended and Restated Security Agreement, the form of which is annexed as Exhibit D.

(b)

In the event of a default under the Amended Note or the Security Agreement, the Purchaser shall be entitled to all remedies as a secured creditor but any Collateral must be publicly sold in accordance with the provisions of the Uniform Commercial Code of Florida, and the Purchaser’s rights shall be limited to recovering the principal, accrued interest and attorneys’ fees due under the Amended Note, together with reasonable costs of the public sale. All additional proceeds, if any, from the public sale shall be paid to the Company.

4.

Representations and Warranties of the Parties   Attached as Exhibit E is the Agreement. All of the representations and warranties of the Parties are incorporated by reference, and the Parties are relying upon the other Party’s representations and warranties in entering into this Agreement and carrying out its terms. Such representations and warranties are true and correct on the date hereof and will be true and correct on the closing date.

5.

Survival of Representations and Warranties and Agreements.  All representations and warranties of the Parties contained in this Amendment shall survive the closing and shall not be affected by any investigation made prior to the closing.

6.

Indemnification.

6.1

Indemnification Provisions for Benefit of the Purchaser.  In the event the Company breaches any of its representations, warranties, and/or covenants contained herein and provided that the Purchaser makes a written claim for indemnification against the Company, then the Company agrees to indemnify the Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

6.2

Indemnification Provisions for Benefit of the Company.  In the event the Purchaser breaches any of its representations, warranties, and/or covenants contained herein and provided that the Company makes a written claim for indemnification against the Purchaser, then the Purchaser agrees to indemnify the Company from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

7.

Post Closing Covenants. The Parties agree as follows with respect to the period following the closing:

7.1

General.  In case at any time after the closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7).

7.2

Company.  The Company hereby covenants that, after the closing, the Company will, at the request of Purchaser, execute, acknowledge and deliver to the Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the Unit, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

8.

Expenses.  Except as otherwise provided in this Agreement, all parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

9.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

10.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

11.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

12.

Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

To the Company:

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL  34997

Attention: Dennis McGuire

Email:dennismcguire1@mac.com

To the Purchaser:

Brisben Water Solutions LLC

23 N. Beach Road

Jupiter Island, FL 33455

Attention:  William Brisben

Email:  wbrisben@hotmail.com

or to such other address as any of them, by notice to the other may designate from time to time.

13.

Attorney's Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

14.

Governing Law; Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida. Any proceeding or action shall only be commenced in Martin County, Florida or the United States District Court for the Southern District of Florida. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

15.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

16.

Assignment.  No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

17.

Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.  ALL SALES IN THIS OFFERING ARE SALES IN FLORIDA.  PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.  NOTICE SHOULD BE GIVEN TO THE COMPANY TO THE ATTENTION OF DENNIS MCGUIRE AT THE ADDRESS SET FORTH IN SECTION 12 OF THIS AGREEMENT.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

COMPANY:

By: ________________________________ Dennis McGuire,
Chief Executive Officer

PURCHASER:
Brisben Water Solutions LLC
By: ________________________________ William Brisben, Manager

Address: 23 N. Beach Road Jupiter Island, FL 33455 Email: wbrisben@hotmail.com

No of Units Purchased      1

No. of Warrants       4,347,826